UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2017

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

(441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 23, 2017, Sterling Jewelers Inc. (“Sterling”), a Delaware corporation and a wholly-owned subsidiary of Signet Jewelers Limited, a Bermuda corporation (“Signet”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Signet (solely for purposes of Section 8.12 of the Merger Agreement), Aquarius Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Sterling (“Merger Sub”), R2Net Inc., a Delaware corporation (“R2Net”), and Shareholder Representative Services LLC, a Colorado limited liability company, in its capacity as Seller’s Representative (as defined in the Merger Agreement).

Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into R2Net (the “Merger”), with R2Net being the surviving corporation of the Merger and a wholly-owned subsidiary of Sterling. The purchase price is $328 million cash, subject to customary post-closing adjustments provided in the Merger Agreement.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of R2Net (the “Common Stock”) and series A preferred stock of R2Net (the “Preferred Stock” and together with the Common Stock, the “Shares”) issued and outstanding immediately prior to the effective time of the Merger (other than dissenting shares) will be converted into the right to receive a portion of the Final Merger Consideration (as defined in the Merger Agreement).

The obligation of the parties to consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver of customary closing conditions, including U.S. antitrust approval.

R2Net has made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including the obligation of R2Net to conduct its business between signing and closing in the ordinary course consistent with past practice and to refrain from taking specified actions without the consent of Sterling, subject to certain exceptions provided in the Merger Agreement.

The Merger Agreement also contains certain termination rights for both Sterling and R2Net.  Either Sterling or R2Net may terminate the Merger Agreement if the Merger has not been consummated within 120 days following the date of the signing of the Merger Agreement.

Concurrently with the execution of the Merger Agreement, five employees of R2Net entered into amended and restated employment agreements, which will become effective at the time of the Merger. Also concurrently with the execution of the Merger Agreement, consents and support agreements were executed by the holders of all of the Preferred Stock and 63% of the holders of Common Stock, which satisfied the required stockholder approval of R2Net.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events

On August 24, 2017, Signet issued a press release relating to the entry into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

The exhibit required to be filed as a part of this Current Report on Form 8-K is listed in the Exhibit Index attached hereto, which is incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description

10.1*†	Agreement and Plan of Merger, by and among Sterling Jewelers Inc., Signet Jewelers Ltd., Aquarius Sub Inc., R2Net Inc., and the Seller’s Representative, dated August 23, 2017

99.1*	Press Release, dated August 24, 2017

*Filed herewith
†Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: August 24, 2017

	By:	/s/ Lynn Dennison
	Name:	Lynn Dennison
	Title:	Chief Legal, Risk & Corporate Affairs Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*†	Agreement and Plan of Merger, by and among Sterling Jewelers Inc., Signet Jewelers Ltd., Aquarius Sub Inc., R2Net Inc., and the Seller’s Representative, dated August 23, 2017

99.1*	Press Release, dated August 24, 2017

*Filed herewith
†Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.